                                                         Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements No. 333-149551, 333-148863, 333-148862, 333-141793, 333-212131, 333-237259 and 333-265567 on Form S-8 and registration statements No. 333-195562, 333-198718, 333-215144, 333-220885, 333-220889 and 333-247995 on Form S-3 of Enstar Group Limited of our report dated February 24, 2022, except for Notes 2(b) and 9, as to which the date is March 1, 2023 with respect to the consolidated balance sheet of Enstar Group Limited as of December 31, 2021, and the related consolidated statements of earnings, comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes and financial statement schedules, which report appears in the December 31, 2022 annual report on Form 10-K of Enstar Group Limited.

/s/ KPMG Audit Limited
KPMG Audit Limited
Hamilton, Bermuda
March 1, 2023